UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2024, GlycoMimetics, Inc. (the “Company”) entered into a project agreement (the “Project Agreement”) with Patheon Manufacturing Services LLC, part of Thermo Fisher Scientific (“Patheon”), pursuant to which Patheon will manufacture and supply the Company with its drug candidate, uproleselan, for commercial sale should the Company receive marketing approval from the U.S. Food and Drug Administration.  The Project Agreement is subject to the additional terms of a Master Services Agreement previously entered into by the Company and Patheon that governs the general terms under which Patheon will provide non-exclusive manufacturing and commercial services to the Company from time to time.

Pursuant to the Project Agreement, Patheon will manufacture commercial supplies of injectable uproleselan from active pharmaceutical ingredient supplied by the Company. Patheon will be responsible for supplying the other required raw materials and packaging components and will also provide supportive manufacturing services such as quality control testing for raw materials, packaging components and finished product.  Under the Project Agreement, the Company has provided Patheon with its forecast of required annual volumes through 2027.

The Project Agreement has an initial term through December 31, 2026 and will automatically renew for additional three-year periods unless earlier terminated. After the initial term, either party may terminate the Project Agreement by giving 18 months’ written notice for any business reason.

Either party may terminate the Project Agreement within a given time period upon any material breach that is left uncured by the other party. Upon completion, expiration and/or termination of the Project Agreement, the Company will pay Patheon for all service rendered, all costs and expenses incurred and any termination fees.

The foregoing description of the Project Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Project Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: January 2, 2024		Brian M. Hahn Chief Financial Officer and Senior Vice President

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